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                                                                   Exhibit 10.20

                                 June 16, 1999




Dear Bill:

                  This letter (the "Agreement") is to confirm the agreement between you and Hyperion Solutions Corporation (the "Company") regarding your separation from the Company.

                  1. You understand and agree that your employment with the Company terminated on June 2, 1999 (the "Termination Date"). Provided that you do not revoke this Agreement within the revocation period set forth in paragraph 14 below, the Company shall:

                        (a) within three (3) business days following the effective date of this Agreement, pay you a lump sum severance payment of Two Hundred Thirty-Five Thousand One Hundred Sixty-Six and 67/100 Dollars ($235,166.67), less all applicable withholdings; such payment shall be wire transferred to the account into which the Company has previously deposited your salary and other compensation payments;

                        (b) pay your COBRA payments through and until June 2, 2000 if you elect to continue medical insurance coverage for you, your wife and son pursuant to COBRA; and

                        (c) cause all 80,000 unexercised options granted to you prior to August 24, 1998 to become exercisable immediately for fully vested shares.

                        You agree that the remaining 50,000 options granted to you on September 9, 1998 and the 16,000 options granted to you on February 24, 1999 terminated on June 2, 1999, and will never become exercisable. You further agree that the options described in subparagraph (c) above will terminate on September 2, 1999.

                        The Company will use its best efforts to, within five
                        (5) business days of the effective date of this Agreement, present to the Board for its adoption Board resolutions regarding the Company's obligations set forth in subparagraph (c) above.

                  2. You agree that you have been paid all of your accrued but unused vacation and all of your salary and commissions earned through your Termination Date, and except as expressly set forth herein, or in the Indemnification Agreement entered into between you and the Company concurrent with the execution of this Agreement (the "Indemnification Agreement"), a


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                        copy of which is attached hereto as Exhibit A, you are
                        not entitled to any further money or benefits from the Company.

                  3. In consideration for the mutual promises and consideration described in this letter, you and the Company hereby waive and release and promise never to assert any claims or causes of action, whether or not now known, against the other party or his or its past or present predecessors, successors, subsidiaries, officers, directors, agents, employees, employee benefit plans and assigns, with respect to any matter, including but not limited to, any matter arising out of or connected with your employment with the Company or the termination of that employment, including without limitation, claims of wrongful discharge, emotional distress, defamation, fraud, breach of contract, breach of the covenant of good faith and fair dealing, any claims of discrimination or harassment based on sex, age, race, national origin, disability or on any other basis, under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act of 1967, as amended, and all other laws and regulations relating to employment.

                  4. You and the Company expressly waive and release any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

                  5. Nothing contained in this letter shall constitute or be treated as an admission by you or the Company of liability, of any wrongdoing, or of any violation of law.

                  6. At all times in the future, you will remain bound by the Company's Proprietary Information and Invention Agreement signed by you, a copy of which is attached as Exhibit B.

                  7. At all times in the future, you agree not to make any derogatory statements regarding the Company or any of the members of the Board to any third party. The Company and Board also agree that neither the Board nor any individual member of the Board or present section 16 officer of the Company shall make any derogatory statements regarding you to any party outside the Company; provided, however, that nothing in this Agreement shall prohibit the parties from responding to any inquiry regarding your separation from the Company by stating that you and the Board had different views regarding the management of the Company.



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                  8.    You agree that during the two (2) year period commencing
                        on the effective date of this Agreement, you shall not directly or indirectly, personally or on behalf of any other party:

                        (a) engage in a Competitive Business Activity in any of the locations listed in Exhibit C attached hereto. The term "Competitive Business Activity" shall mean:

                             (i) engaging in, or managing or directing persons engaged in, any business in which the Company or any of the Company's affiliates was engaged as of the Termination Date, whether independently or as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise;

                             (ii) acquiring or having an ownership interest in any entity that derives more than 15% of its gross revenues from any business in which the Company or any of the Company's affiliates was engaged as of the Termination Date, except for ownership of 1% or less of any entity whose securities are freely tradable on an established market;

                             (iii) participating in the financing, operation,
                                   management or control of any firm,
                                   partnership, corporation, entity or business described in Paragraph (ii) above; or

                        (b)  solicit or attempt to solicit either:

                             (i) any employee of the Company or any of the Company's affiliates to terminate the employee's employment with the Company; or

                             (ii) the business of any customer of the Company or its affiliates with whom you had contact during your employment with the Company.

                  9. At all times in the future the Company and you will remain bound by the Indemnification Agreement, including, without limitation, the Company's obligation to indemnify you against all expenses and costs as expressly set forth in the Indemnification Agreement.

                  10. You agree that you will not disclose to others the fact or terms of this letter, except that you may disclose such information to: (a) your attorney or accountant in order for such individuals to render services to you; or
                        (b) your spouse. You further agree that you will instruct such individuals that they may not disclose any such information to any other party at any time in the future.



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                  11.   You represent and warrant that, except for the IBM
                        Thinkpad computer, which the Company hereby agrees may be retained by you, you have returned to the Company all of its property, including, but not limited to, any and all Company files, documents (including any written or electronic versions thereof) and physical property.

                  12. You agree that except as expressly provided in this letter, this letter renders null and void any and all prior agreements between you and the Company. You and the Company agree that this Agreement, together with Exhibits A, B and C, constitutes the entire agreement between you and the Company regarding the subject matter of this Agreement, and that this Agreement may be modified only in a written document signed by you and a duly authorized officer of the Company.

                  13. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

                  14. You have up to twenty-one (21) days after receipt of this letter within which to review it, and to discuss it with an attorney of your own choosing regarding whether or not you wish to execute it. Furthermore, you have seven (7) days after you have signed this letter during which time you may revoke this Agreement.

                  15. If you wish to revoke this Agreement, you may do so by delivering a letter of revocation to me. Because of this revocation period, you understand that the agreement set forth in this letter shall not become effective or enforceable until the eighth day after the date you sign this letter.

                  16. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

                  Please indicate your agreement with the above terms by signing below.

                                   Sincerely,


                                   /s/ Larry Braverman
                                   ____________________________________________
                                   Larry Braverman

                  My agreement with the above terms is signified by my signature below. Furthermore, I acknowledge that I have read and understand this letter and that I sign this release of all claims voluntarily, with full appreciation that at no time in the future may I pursue any of the rights I have waived in this release.

        6/16/99                    /s/ William Binch
Dated:_________________________    ____________________________________________
                                   William Binch



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